STATE OF DELAWARE
CERTIFICATE OF DOMESTICATION
OF
NON-UNITED STATES CORPORATION

FIRST:	The undersigned is a Non-United States Corporation originally incorporated in British Columbia, Canada (the “Corporation”) on September 14, 1987.

SECOND:	The Corporation’s name immediately prior to filing this Certificate of Domestication is Consolidated Mango Resources Ltd.

THIRD:	The Corporation’s jurisdiction immediately prior to filing this Certificate of Domestication is British Columbia, Canada.

FOURTH:
The Corporation now desires to incorporate in the United States and file a Certificate of Incorporation with the Secretary of State of Delaware using the name U.S. Cobalt Inc. as set forth in Article I of the attached Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by an authorized officer, this ________ day of __________________ , 2000.

CONSOLIDATED MANGO RESOURCES LTD., a British Columbia corporation

By:
Authorized Person

Name:	Peter Maclean

Title:	Director

CERTIFICATE OF INCORPORATION

OF

U.S. COBALT INC.

ARTICLE I

Name

          The name of the corporation is U. S. Cobalt Inc. (herein the “Corporation”).

ARTICLE II

Registered Office

          The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, County of Newcastle, Wilmington, Delaware, 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time as determined by the Board of Directors.

ARTICLE III

Powers

          The nature of the business of the Corporation and the purposes for which it is organized are to engage in any business and lawful act or activity for which corporations may be organized under the laws of the State of Delaware. The Corporation shall have all the powers and privileges of a corporation organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

Term

          The Corporation is to have perpetual existence.

ARTICLE V

Incorporator

          The name and mailing address of the incorporator are as follows:

Name	Mailing Address
Scott M. Reed	1919 14th Street, Suite 330 Boulder, Colorado 80302

ARTICLE VI

Directors

          A. Number; Vacancies. The number of Directors of the Corporation shall be such number as shall be established from time to time in accordance with Bylaws. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the Directors then in office, whether or not a quorum, and any Director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the Director has been chosen expires and when the Director’s successor is elected and qualified.

          B. Initial Board of Directors. The initial Board of Directors shall consist of the following individuals:

Name	Municipality of Residence
Douglas J. Glaspey	3392 Maze Avenue, Boise, Idaho, 83706
Dr. Robert J. Miller	2847 Tincup Circle, Boulder, Colorado, 80303
Nicholas S. Lynn	5929 So Moline Way, Englewood, Colorado
Daniel Kunz	2007 Warm Springs Avenue, Boise, Idaho, 83712
Paul Larkin	2188 West 53rd Avenue, Vancouver, British Columbia, V6P 1L7

ARTICLE VII

Capital Stock

          The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 100,000,000 of which 100,000,000 are to be shares of common stock, $0.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders, except as otherwise provided in this Article VII.

          A description of the different classes and series (if any) of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

          Common Stock. Except as provided in this Certificate, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to vote for each share held by such holder, except as otherwise expressly set forth in this Certificate.

          Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation, except as otherwise expressly set forth in this Certificate.

ARTICLE VIII

No Preemptive Rights

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates or indebtedness, debentures, or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to a resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

ARTICLE IX

Meetings of Stockholders; No Cumulative Voting

          A. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President of the Corporation or by one or more stockholders holding shares in the aggregate sufficient to vote not less than a majority of all of the issued and outstanding shares of the Corporation.

          B. There shall be no cumulative voting by stockholders of any class or series in the election of Directors of the Corporation.

          C. Meetings of stockholders may be held at such place as the Bylaws may provide.

ARTICLE X

Notice for Nominations and Proposals

          A. Nominations for the election of Directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the Board of Directors of the Corporation or by stockholder(s) holding, in aggregate, not less than 10% of shares with voting rights of the Corporation entitled to vote generally in the election of Directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class mail, postage prepaid, to the Secretary of the Corporation not less than forty days nor more than sixty days prior to the date of any such meeting. Each such notice given by a stockholder with respect to nominations for the election of Directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

          B. Each such notice given by a stockholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no new business shall be conducted at the meeting except as may be put before the meeting in accordance with the procedures set forth in this Article and with the prior approval of the chairman of the meeting.

          C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure or that it is not appropriate to be brought before the meeting in question, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and, if deemed appropriate in the discretion of the Directors, will be laid over for action at the next succeeding special or annual meeting of the stockholders. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

ARTICLE XI

Removal of Directors

Notwithstanding any other provision of this Certificate or Bylaws of the Corporation, any Director or the entire Board of Directors of the Corporation may be removed, at any time, but only by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors cast at a meeting of the stockholders called for that purpose.

ARTICLE XII

Indemnification

          A. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section B of this Article XII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred, in this Article XII shall be a contract right and, subject to section B and E of this Article XII, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          B. Procedure for Indemnification of Directors and Officers. Any indemnification of a director of officer of the corporation under Section A of this Article XII or advance of expenses under Section B of this Article XII shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director of officer is entitled to indemnification pursuant to this Article XII is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article XII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          C. Nonexclusivity of Article XII. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          D. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article XII.

          E. Expenses. Expenses incurred by any person described in Section A of this Article XII in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          F. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article XII and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

ARTICLE XIII

Limitations on Directors’ Liability

          A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL or other Delaware law is amended or enacted after the date of filing of this Certificate to further limit or eliminate the personal liability of Directors, then the liability of a Director of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended, or such other Delaware law. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ARTICLE XIV

Amendment of Bylaws

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation. The Bylaws may also be repealed, altered, amended or rescinded as provided in the Bylaws or as otherwise provided in the DGCL.

ARTICLE XV

Amendment of Certificate of Incorporation

          The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is may act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this __________ day of _____________________ , 2000.

___________________________
Scott M. Reed, Incorporator